Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

MEDNAX, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-181667, 333-153397, 333-151272, 333-121125, 333-101225, and 333-85366) of MEDNAX, Inc. and its subsidiaries of our report dated February 15, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

February 15, 2013